UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

American Electric Technologies, Inc. (the “Company”) reported on April 18, 2012 that Casey Crenshaw would be appointed as a director of the Company as of the closing of the $5,000,000 Series A Convertible Preferred Stock financing agreement with JCH Crenshaw Holdings, LLC.

Mr. Crenshaw, age 37, is currently serving as Executive Vice President and as a member of the Board of Directors of The Modern Group, Ltd, a privately owned diversified manufacturing, parts and distribution, rental/leasing and finance business. Mr. Crenshaw has held various positions including CEO and CFO since 1997 with The Modern Group. Mr. Crenshaw holds a BA in Finance from Texas A&M University.

Additional information concerning this matter is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 18, 2012.

The Company is today reporting the following changes in its Board of Directors.

On April 25, 2012, Howard W. Kelley resigned as a director of the Company. Mr. Kelley’s resignation was not related to any disagreement or dispute with the Company.

On April 30, 2012, Thomas P. Callahan notified the Company that he would not stand for re-election to the Board of Directors at the 2012 Annual Meeting of Stockholders. Mr. Callahan’s decision was not related to any disagreement or dispute with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 1, 2012	By: /s/ Frances Powell Hawes
Francis Powell Hawes
Senior Vice President and CFO